UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2011

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Susana D’Emic has been appointed to the position of Senior Vice President and Controller of Frontier Communications Corporation (the “Company”) and will serve as the Company’s designated Chief Accounting Officer, effective April 15, 2011.

Robert J. Larson, Senior Vice President and Chief Accounting Officer of the Company, will be relinquishing the Chief Accounting Officer position on April 15, 2011, but will remain with the Company until May 5, 2011 to assist with the transition of responsibilities.

Ms. D’Emic, 47, was with Reader’s Digest Association since January 1998, most recently as Vice President, Corporate Controller since December 2007 and prior to that as Vice President, North American Controller since May 2003.  Before joining Reader’s Digest, she held various positions with Kraft Foods Corp., Colgate Palmolive Company and was an audit manager with KPMG (then KPMG Peat Marwick).  Ms. D’Emic is a certified public accountant.  She has no family relationship to any other director or executive officer of the Company.

The information set forth in the press release issued by Frontier Communications Corporation on April 4, 2011, attached hereto as Exhibit 99.1, is incorporated herein by reference.

On March 31, 2011, the Company entered into an employment arrangement with Ms. D’Emic pursuant to which she will receive an annual base salary of $270,000, an annual incentive target of 50% of base salary and long-term incentive compensation in the form of an annual award of restricted shares in an amount determined each year by the Compensation Committee of the Board of Directors.  In addition, Ms. D’Emic will receive a sign-on grant of 20,000 restricted shares and a sign-on cash bonus of $30,000.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on April 4, 2011 announcing appointment of Susana D’Emic as Senior Vice President and Controller of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: April 4, 2011	By:/s/ Donald R. Shassian
Donald R. Shassian
Executive Vice President and
Chief Financial Officer